Exhibit (d)(1)

FIRST EAGLE VARIABLE FUNDS
(FIRST EAGLE OVERSEAS VARIABLE FUND)

1345 Avenue of the Americas
New York, New York 10105

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement is entered into as of April 3, 2025 by and between FIRST EAGLE VARIABLE FUNDS, a Delaware statutory trust (the “Trust”) with respect to FIRST EAGLE OVERSEAS VARIABLE FUND (a portfolio of the Trust and referred to herein as the “Fund”) and FIRST EAGLE INVESTMENT MANAGEMENT, LLC, a registered investment adviser organized under the laws of the State of Delaware (the “Adviser”), and shall become effective upon the consummation of the change of ownership of First Eagle Holdings, Inc. (“FE Holdings”), parent company of the Adviser, and approval of this Agreement by the shareholders of the Fund.

Whereas, the Investment Advisory Agreement dated December 1, 2015 by and between the Trust with respect to FIRST EAGLE OVERSEAS VARIABLE FUND and the Adviser, will terminate automatically due to the event of its assignment (as defined in the 1940 Act) from the prospective change of ownership of FE Holdings;

Whereas, the Trust wishes to enter into a new investment advisory agreement and act under such agreement notwithstanding that assignment and the Trust’s Board of Trustees has selected FIRST EAGLE INVESTMENT MANAGEMENT, LLC to act as the investment adviser of the Trust, as more fully set forth below and the Adviser is willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth;

Now, therefore, the parties agree as follows:

1. DELIVERY OF TRUST DOCUMENTS. The Trust has furnished the Adviser with copies properly certified or authenticated of each of the following:

(a) Declaration of Trust of the Trust.

(b) By-Laws of the Trust as in effect on the date hereof.

(c) Resolutions of the Board of Trustees of the Trust selecting the Adviser as investment adviser and approving the form of this Agreement.

The Trust will furnish the Adviser from time to time with copies properly certified or authenticated, of any amendments of or supplements to the foregoing, if any.

2. ADVISORY SERVICES. The Adviser will regularly provide the Trust with investment research, advice and supervision and will furnish continuously an investment program for the Fund’s portfolio consistent with the Fund’s investment objective, policies and restrictions set forth in the Trust’s Registration Statement under the Securities Act of 1933, as amended (the “Registration Statement”) and the current prospectus and statement of additional information included therein (the “Prospectus”). The Adviser will recommend what securities shall be purchased for the Fund, what portfolio securities shall be sold by the Fund, and what portion of the Fund’s assets shall be held uninvested, subject always to such investment objectives, policies and restrictions and to the provisions of the Trust’s Declaration of Trust, By-Laws and the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), as each of the same shall be from time to time in effect. The Adviser shall advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Trustees and any appropriate committees of such Board regarding the foregoing matters and general conduct of the investment business of the Trust.

3. ALLOCATION OF CHARGES AND EXPENSES. The Adviser will pay the compensation and expenses of all officers of the Trust and will furnish, without expense to the Trust, the services of such of its officers and employees as may duly be elected officers or trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Adviser will pay the Trust’s office rent and ordinary office expenses and will provide investment, advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work. (In this regard, and notwithstanding anything in this Agreement to the contrary, it is understood that this Agreement does not obligate the Adviser to pay for the maintenance of the Trust’s general ledger and securities cost ledger or for daily pricing of the Trust’s securities, but that it does obligate the Adviser, without expense to the Trust, to oversee the provision of such services by the Trust’s agent.) The Adviser will not be required hereunder to pay any expenses of the Trust other than those above enumerated in this paragraph 3. In particular, but without limiting the generality of the foregoing, the Adviser will not be required to pay hereunder: brokers’ commissions; legal or auditing expenses of the Trust or related to investments and assets of the Trust; taxes or governmental fees; any direct expenses of issue, sale, underwriting, distribution, redemption or repurchase of the Trust’s shares; the expenses of registering or qualifying securities for sale; the cost of preparing and distributing reports and notices to stockholders; the fees or disbursements of dividend, disbursing, shareholder, transfer or other agent; or the fees or disbursements of custodians of the Trust’s assets. For the avoidance of doubt, any service required by the Trust that is not a responsibility of the Adviser hereunder may be separately contracted with the Adviser and its affiliates, in which case the Adviser or such affiliate will be separately compensated.

4. COMPENSATION OF THE ADVISER. For all services to be rendered and payments made as provided in paragraphs 2 and 3 hereof, the Adviser will receive a monthly fee after the last day of each month, in accordance with Schedule A, attached hereto.

If this Agreement is terminated with respect to the Fund as of any day not the last day of a month, the Fund’s fee shall be paid as promptly as possible after such date of termination. If this Agreement shall be effective for less than the whole of any month, such fee shall be based on the average daily value of the net assets of the Fund in the part of the month for which this Agreement shall be effective and shall be that proportion of such fee as the number of business days (days on which the New York Stock Exchange is open all or part of the day for unrestricted trading) in such period bears to the number of business days in such month. The average daily value of the net assets of the Fund shall in all cases be based only on business days for the period or month and shall be computed in accordance with applicable provisions of the Declaration of Trust of the Trust.

5. PURCHASE AND SALE OF SECURITIES. The Adviser shall purchase securities from or through and sell securities to or through such persons, brokers or dealers (including any of its affiliates) as the Adviser shall deem appropriate in order to carry out the Trust’s brokerage policy as set forth from time to time in the Registration Statement and Prospectus, or as the Board of Trustees of the Trust may require from time to time. The Adviser acknowledges that it will comply with all applicable provisions of the 1940 Act, Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Securities Exchange Act of 1934, as amended, including without limitation the provisions of Section 28(e) thereof, with respect to the allocation of portfolio transactions. When purchasing securities from or through, and selling securities to or through, any such persons, brokers or dealers that may be affiliated with the Adviser, the Adviser shall comply with all applicable provisions of the 1940 Act, including without limitation Section 17 thereof and the rules and regulations thereunder, and Section 206 of the Investment Advisers Act and the rules and regulations thereunder.

Nothing herein shall prohibit the Board of Trustees of the Trust from approving the payment by the Trust of additional compensation to others for consulting services, supplemental research and security and economic analysis.

6. SERVICES TO OTHER ACCOUNTS. The Trust understands that the Adviser and its affiliates now act, will continue to act, and may in the future act as investment adviser to fiduciary and other managed accounts, and the Trust has no objection to the Adviser and its affiliates so acting, provided that whenever the Fund and one or more other accounts advised by the Adviser (the “Managed Accounts”) are prepared to purchase, or desire to sell, the same security, available investments or opportunities for sales will be allocated in a manner that is equitable to each entity. In such situations, the Adviser may place orders for a Fund and each Managed Account simultaneously, and if all such orders are not filled at the same price, the Adviser may cause the Fund and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Fund and all Managed Accounts. If all such orders cannot be executed fully under prevailing market conditions, the Adviser may allocate the traded securities between the Fund and the Managed Accounts in a manner the Adviser considers appropriate, taking into account the size of the order placed for the Fund and each such Managed Account and, in the event of a sale, the size of the pre-sale position of the Fund and each such Managed Account, as well as any other factors the Adviser deem relevant. The Trust recognizes that in some cases this procedure may affect adversely the price paid or received by the Fund or the

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size of the position purchased or sold by the Fund. In addition, the Trust understands that the persons employed by the Adviser to provide service to the Trust in connection with the performance of its duties under this Agreement will not devote their full time to that service. Moreover, nothing contained in this Agreement will be deemed to limit or restrict the Adviser’s right or the right of any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature including serving as investment adviser to, or employee, officer, director or trustee of, other investment companies.

7. AVOIDANCE OF INCONSISTENT POSITION. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Trust, the Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its trustees, officers or employees will act as a principal.

8. LIMITATION OF LIABILITY OF ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

9. USE OF NAME. If the Adviser ceases to act as the Trust’s investment adviser, or, in any event, if the Adviser so requests in writing, the Trust agrees to take all necessary action to change the name of the Trust and the Fund to a name not including the term “First Eagle”. The Adviser may from time to time make available without charge to the Trust for its use such marks or symbols not owned by the Adviser, including the logo or marks or symbols containing the term “First Eagle” or any variation thereof, as the Adviser may consider appropriate. Any such marks or symbols so made available will remain the Adviser’s property and the Adviser shall have the right, upon notice in writing, to require the Trust to cease the use of such mark or symbol at any time.

10. DURATION AND TERMINATION OF THIS AGREEMENT. Upon the commencement of this Agreement, this Agreement shall remain in force for an initial two-year term, and from year to year with respect to the Fund, but only so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust with respect to the Fund or by vote of a majority of the outstanding voting securities of the Fund. In addition, the Trust may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved with respect to the Fund by the vote of a majority of Trustees of the Trust who are not interested persons of the Adviser or of the Trust cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on 60 days’ written notice, be terminated with respect to the Fund at any time without the payment of any penalty, by the Board of Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Trust, or by the Adviser. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph, the definitions contained in Section 2(a) of the 1940 Act, as amended, and any Rules thereunder (particularly the definitions of “interested person”, “assignment”, “voting security” and “vote of a majority of the outstanding voting securities”) shall be applied.

11. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the “party” against which enforcement of the change, waiver, discharge or termination is sought.

12. NOTICES. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Adviser or to the Trust at 1345 Avenue of the Americas, New York, New York 10105.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

14. CAPTIONS; COUNTERPARTS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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FIRST EAGLE VARIABLE FUNDS

By:	/s/ Sheelyn Michael

Name:	SHEELYN MICHAEL

Title:	Secretary

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Mehdi Mahmud

Name:	MEHDI MAHMUD

Title:	President and CEO
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SCHEDULE A

FIRST EAGLE VARIABLE FUNDS

Pursuant to Section 4 of the investment advisory agreement between the First Eagle Variable Funds and First Eagle Investment Management, LLC (“FEIM”), the parties agree that FEIM shall be paid on a monthly basis an investment advisory fee at the annual rate for the Fund as set forth below:

First Eagle Overseas Variable 0.75 of 1% of the average daily Fund: value of the First Eagle Overseas Fund’s net assets

IN WITNESS WHEREOF, the undersigned have approved this schedule as of April 3, 2025 and effective as of the consummation of the change of control of the Adviser and approval of this Agreement by the shareholders of the Fund.

FIRST EAGLE VARIABLE FUNDS

By:	/s/ Sheelyn Michael

Name:	SHEELYN MICHAEL

Title:	Secretary

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ Mehdi Mahmud

Name:	MEHDI MAHMUD

Title:	President and CEO
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